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                                                             EXHIBIT 23.1





                      CONSENT OF INDEPENDENT AUDITORS





We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Toll Brothers, Inc. Stock Option and Incentive Stock Plan (1995) and to the incorporation by reference therein of our report dated December 8, 1994, with respect to the consolidated financial statements and schedule of Toll Brothers, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 1994, filed with the Securities and Exchange Commission.




                                   /s/ Ernst & Young LLP
                                   ---------------------------------



Philadelphia, Pennsylvania
June 13, 1995